Exhibit 99.1

DIRTT Announces Preliminary Information on Fourth Quarter 2021 Financial Results

Earnings to be released Feb. 23; conference call Feb. 24

CALGARY, Alberta, February 2, 2022 (GLOBE NEWSWIRE) — DIRTT Environmental Solutions Ltd. (“DIRTT” or the “Company”) (NASDAQ: DRTT, TSX: DRT), an interior construction company that uses proprietary software to design, manufacture and install fully customizable environments, announces certain preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2021.

•	Fourth quarter 2021 revenue is expected to be approximately $42.0 million, consistent with our prior guidance

•	Full year 2021 revenue is expected to be approximately $146.7 million

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Cash balance as of December 31, 2021 was approximately $60.3 million, inclusive of net proceeds of approximately $25.6 million from the successful completion, on December 1, 2021, of an offering of C$35 million aggregate principal amount of 6.25% convertible unsecured subordinated debentures due 2026.

“Change is underway at DIRTT. We are engaged in a series of deliberate and strategic actions so that we can better adapt to rapidly evolving market conditions,” said Todd Lillibridge, Interim CEO of DIRTT. “We expect to be in a position to provide more visibility on these changes in the coming weeks, but they are all designed to unleash DIRTT’s full potential. This is a company brimming with optimism and opportunity, and we’re in a period ideally suited for the high-performing and adaptable construction solutions we provide in the commercial, healthcare, education, and public sector markets.”

Fourth quarter 2021 Conference Call and Webcast

DIRTT will release its 2021 year-end financial results on Wednesday, February 23, 2022, after markets close.

A conference call and webcast for the investment community is scheduled for Thursday, February 24, 2022, at 8:00 a.m. MST (10:00 a.m. EST). The call and webcast will be hosted by Todd Lillibridge, interim chief executive officer, Geoff Krause, chief financial officer, and Kim MacEachern, director of investor relations.

The conference call will be broadcast live in listen-only mode available through the company website at dirtt.com/investors. Alternatively, click here to listen to the live webcast.

To join by telephone, dial +1-877-479-7708 (toll-free in North America) or +1-647-427-2478 (international). Please dial in a minimum of 15 minutes prior to the start time to ensure a timely connection to the call.

Investors are invited to submit questions to ir@dirtt.com before and during the call. Supplemental information slides will be available within the webcast and at dirtt.com/investors prior to the call start.

A replay of the webcast will be available online and on DIRTT’s website.

Special Note Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” within the meaning of “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934 and “forward-looking information” within the meaning of applicable Canadian securities laws. All statements, other than statements of historical fact included in this news release, regarding the Company’s strategy, future operations, financial position, estimated revenues and losses, prospects, plans and objectives of management are forward-looking statements. When used in this news release, the words “expect,” “will,” “can,” the negatives thereof, variations thereon and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In particular and without limitation, this news release contains forward-looking information pertaining to the Company’s unaudited preliminary financial information for the fiscal fourth quarter and the year ended December 31, 2021. The preliminary unaudited financial information set forth in this press release is subject to the completion of the Company’s audit process and is subject to change. The estimated preliminary unaudited results included in this press release should not be viewed as a substitute for the Company’s annual financial statements prepared in accordance with U.S. generally accepted accounting principles. There can be no assurance that the estimated preliminary results will be realized, and you are cautioned not to place undue reliance on the preliminary financial information.

Forward-looking statements are based on certain estimates, beliefs, expectations and assumptions made in light of management’s experience and perception of historical trends, current conditions and expected future developments, as well as other factors that may be appropriate.

Forward-looking statements necessarily involve unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed or implied in such statements. Due to the risks, uncertainties and assumptions inherent in forward-looking information, you should not place undue reliance on forward-looking statements. Factors that could have a material adverse effect on the Company’s business, financial condition, results of operations and growth prospects include, but are not limited to, the severity and duration of the COVID-19 pandemic and related economic repercussions and other risks described under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission (the “SEC”) and applicable securities commissions or similar regulatory authorities in Canada on February 24, 2021, as supplemented by the Company’s Quarterly Reports on Form 10-Q, filed with the SEC and applicable securities commissions or similar regulatory authorities in Canada from time to time, and the Company’s Current Report on Form 8-K, filed with the SEC and applicable securities commissions or similar regulatory authorities in Canada on or about December 1, 2021.

Past results of operations are not necessarily indicative of future results. You should not rely on any forward-looking statements, which represent the Company’s beliefs, assumptions and estimates only as of the dates on which they were made, as predictions of future events. The Company undertakes no obligation to update these forward-looking statements, even though circumstances may change in the future, except as required under applicable securities laws. The Company qualifies all forward-looking statements by these cautionary statements.

ABOUT DIRTT

DIRTT is a building process powered by technology. The Company uses its proprietary ICE® software to design, manufacture, and install fully customized interior environments. The technology drives DIRTT’s advanced manufacturing and provides certainty on cost, schedule, and the final result. Complete interior spaces are constructed faster, cleaner, and more sustainably. DIRTT has manufacturing facilities in Phoenix, AZ, Savannah, GA, Rock Hill, SC, and Calgary, AB. The Company works with distribution partners throughout North America. DIRTT trades on the Nasdaq under the symbol “DRTT” and on the Toronto Stock Exchange under the symbol “DRT”.

FOR FURTHER INFORMATION, PLEASE CONTACT

Kim MacEachern

Investor Relations, DIRTT

403-618-4539

kmaceachern@dirtt.com